EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Investor and Analyst Contact:	Media Contact:
Michelle Clemente	Gary Hanson
(602) 286-1533	(602) 286-1777

Jeffrey S. Beyersdorfer
(602) 286-1530

WESTERN REFINING LOGISTICS TO PARTICIPATE IN THE GOLDMAN SACHS
POWER, UTILITIES, MLP AND PIPELINE CONFERENCE

EL PASO, Texas - August 11, 2014 - Western Refining Logistics, LP (NYSE:WNRL) today announced that the Partnership will participate in the Power, Utilities, MLP and Pipeline Conference in New York, on Tuesday, August 12, 2014. The presentation is currently scheduled for 8:45 am ET and will be webcast live. A link to the live webcast and presentation will be available on the Investor Relations section of Western Refining Logistics’ website at www.wnrl.com beginning Tuesday, August 12, 2014, and will remain available on www.wnrl.com in accordance with the Partnership’s investor presentation archive policy.

About Western Refining Logistics, LP
Western Refining Logistics, LP is a fee-based, growth-oriented master limited partnership formed by Western Refining, Inc. (NYSE: WNR) to own, operate, develop and acquire terminals, storage tanks, pipelines and other logistics assets related to the terminalling, transportation and storage of crude oil and refined products. Headquartered in El Paso, Texas, WNRL’s assets include approximately 300 miles of pipelines, approximately 7.9 million barrels of active storage capacity and other assets in the Southwest US.

More information about Western Refining Logistics is available at www.wnrl.com.